Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
FOURTH QUARTER 2007 RESULTS

- - Excellent Finish to 2007 - -
- - Improved Outlook for 2008 - -

COLUMBUS, Ohio, USA – February 7, 2008 – Mettler-Toledo International Inc. (NYSE: MTD) today announced fourth quarter results for 2007.  Here are the highlights:

•	Sales growth in local currency was 8%. Reported sales growth was 15%, which included a 7% currency benefit.

•
Net earnings per diluted share as reported (EPS) were $1.72 an increase of 31% over the fourth quarter 2006 of $1.31.  Adjusted EPS was $1.73, an increase of 30% over the prior year amount of $1.33.  Adjusted EPS is a non-GAAP measure and a reconciliation to EPS is provided on the last page of the attached schedules.

•	Projected 2008 EPS is estimated at $5.23 to $5.38 and projected Adjusted EPS is estimated at $5.30 to $5.45.

Fourth Quarter Results

Robert F. Spoerry, Executive Chairman of the Board, stated, “We had a strong finish to a great year with our fourth quarter results.  Our local currency sales growth was broad-based and better- than-expected.  Diligent execution and favorable market conditions helped to generate excellent growth in operating profit and EPS.”

EPS was $1.72, an increase of 31% over the prior year amount of $1.31.  Adjusted EPS was $1.73, an increase of 30% over the prior year amount of $1.33.

Sales were $532.8 million, compared with $462.3 million in the prior year, an increase of 8% in local currency sales.  Reported sales growth was 15%, which included a 7% favorable currency benefit.  By region, local currency sales growth was 7% in Europe, 4% in the Americas and 20% in Asia / Rest of World.  Adjusted operating income amounted to $95.4 million, a 23% increase over the prior year amount of $77.5 million.

Cash flow from operations was $59.1 million, compared with $51.9 million in 2006.  The Company repurchased 674,000 shares of its stock for $75.5 million during the quarter.

Full Year Results

For 2007, EPS was $4.70, compared with the prior year amount of $3.86.  Adjusted EPS was $4.74, an increase of 27% over the prior year amount of $3.72.

Sales were $1.8 billion, compared with $1.6 billion in 2006.  This represents an increase of 8% in local currency sales.  Reported sales growth was 12%, which included a 4% favorable currency benefit.  By region, local currency sales growth was 6% in both Europe and the Americas and 16% in Asia / Rest of World.  Adjusted operating income amounted to $274.7 million, a 22% increase over the prior year amount of $225.9 million.

Cash flow from operations was $228.2 million, compared with $191.6 million in 2006.  The Company repurchased 3.4 million shares of its stock for $324.6 million in 2007.

Outlook Raised

The Company stated that there are some uncertainties in the market caused by the global economic environment.  Assuming local currency sales growth of 4% to 6%, the Company estimates 2008 EPS in the range of $5.23 to $5.38.  Adjusted 2008 EPS is estimated in the range of $5.30 to $5.45 and represents a 12% to 15% increase over 2007.  It also represents a $0.13 to $0.18 per share increase over previously provided guidance.  Adjusted 2008 EPS excludes $0.07 per share for purchased intangibles amortization.

For the first quarter, the Company estimates EPS in the range of $0.94 to $0.96.  Adjusted EPS is estimated in the range of $0.96 to $0.98, which represents a 20% to 23% increase over the prior year quarter.

Conclusion

Olivier Filliol, President and Chief Executive Officer, concluded, “2007 provided compelling evidence of the effectiveness of our business strategies.  We remain committed to these strategies and are confident in our ability to execute them.  We will continue to focus on enhancing our sales and marketing programs and capturing more market share in developed countries, capitalizing on sizable opportunities in emerging markets, leveraging our new product launches and optimizing our costs and invested capital.

“With the strong finish to the year, we have raised our expectations for 2008 results.  Our guidance reflects an increasingly cautious view on the global economic environment, particularly in the United States.  We will monitor our markets closely and if conditions change we will adapt our plans accordingly.”

Other Matters

The Company has provided a reconciliation of earnings before taxes, the most comparable U.S. GAAP measure, to adjusted operating income in the attached schedules.

The Company will host a conference call to discuss its fourth quarter results today (Thursday, February 7) at 5:00 p.m. Eastern Time.  To hear a live webcast or replay of the call, visit the investor relations page on the Company’s website at www.mt.com.

METTLER TOLEDO is a leading global supplier of precision instruments and services.  The Company is the world’s largest manufacturer and marketer of weighing instruments for use in laboratory, industrial and food retailing applications.  The Company also holds top-three market positions in several related analytical instruments and is a leading provider of automated chemistry systems used in drug and chemical compound discovery and development.  In addition, the Company is the world’s largest manufacturer and marketer of metal detection and other end-of-line inspection systems used in production and packaging and holds a leading position in certain process analytics applications.  Additional information about METTLER TOLEDO can be found at “www.mt.com.”

Statements in this discussion which are not historical facts may be considered "forward-looking statements" that involve risks and uncertainties.  For a discussion of these risks and uncertainties, which could cause actual events or results to differ from those contained in the forward-looking statements, see “Factors affecting our future operating results” in Part I, Item 1A, of the Company's Annual Report on Form 10-K for the fiscal year December 31, 2006.  The Company assumes no obligation to update this press release.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

Three months ended December 31, 2007			% of sales	Three months ended December 31, 2006	% of sales

Net sales	$532,840	(a)	100.0	$462,277	100.0
Cost of sales	262,240		49.2	228,677	49.5
Gross profit	270,600		50.8	233,600	50.5

Research and development	25,889		4.9	21,823	4.7
Selling, general and administrative (b)	149,316		28.0	134,240	29.0
Amortization	2,974		0.6	3,005	0.7
Interest expense	6,026		1.1	4,657	1.0
Other income, net	(189)		(0.1)	(1,385)	(0.3)
Earnings before taxes	86,584		16.3	71,260	15.4

Provision for taxes	23,310		4.4	19,240	4.1
Net earnings	$63,274		11.9	$52,020	11.3

Basic earnings per common share:
Net earnings	$1.76			$1.34
Weighted average number of common shares	35,930,778			38,882,113

Diluted earnings per common share:
Net earnings	$1.72			$1.31
Weighted average number of common	36,873,667			39,675,263
and common equivalent shares

Notes:
(a)	Local currency sales increased 8% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

Three months ended December 31, 2007	% of sales	Three months ended December 31, 2006	% of sales

Earnings before taxes	$86,584			$71,260
Amortization	2,974			3,005
Interest expense	6,026			4,657
Other income, net	(189)			(1,385)
Adjusted operating income (b)	$95,395	(a)	17.9	$77,537	16.8

Notes:
(a)	Adjusted operating income increased 23% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

METTLER-TOLEDO INTERNATIONAL INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands except share data)
(unaudited)

Twelve months ended				Twelve months ended
	December 31, 2007		% of sales	December 31, 2006	% of sales

Net sales	$1,793,748	(a)	100.0	$1,594,912	100.0
Cost of sales	897,567		50.0	804,480	50.4
Gross profit	896,181		50.0	790,432	49.6

Research and development	92,378		5.1	82,802	5.2
Selling, general and administrative (b)	529,126		29.5	481,709	30.2
Amortization	11,682		0.7	11,503	0.7
Interest expense	21,003		1.2	17,492	1.1
Other income, net	(875)		(0.0)	(7,921)	(0.5)
Earnings before taxes	242,867		13.5	204,847	12.9

Provision for taxes	64,360		3.5	47,315	3.0
Net earnings	$178,507		10.0	$157,532	9.9

Basic earnings per common share:
Net earnings	$4.82			$3.93
Weighted average number of common shares	37,025,209			40,065,951

Diluted earnings per common share:
Net earnings	$4.70			$3.86
Weighted average number of common	37,952,923			40,785,708
and common equivalent shares

Notes:
(a)	Local currency sales increased 8% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

Twelve months ended				Twelve months ended
	December 31, 2007		% of sales	December 31, 2006	% of sales

Earnings before taxes	$242,867			$204,847
Amortization	11,682			11,503
Interest expense	21,003			17,492
Other income, net	(875)			(7,921)
Adjusted operating income (b)	$274,677	(a)	15.3	$225,921	14.2

Notes:
(a)	Adjusted operating income increased 22% as compared to the same period in 2006.
(b)	Amount includes share-based compensation for all periods presented.

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands)
(unaudited)

	December 31, 2007	December 31, 2006

Cash and cash equivalents	$81,222	$151,269
Accounts receivable, net	354,596	306,879
Inventory	173,725	148,372
Other current assets and prepaid expenses	73,666	63,250
Total current assets	683,209	669,770

Property, plant and equipment, net	249,605	229,138
Goodwill and other intangibles	540,787	535,621
Other non-current assets	204,613	152,556
Total assets	$1,678,214	$1,587,085

Short-term debt	$11,570	$9,962
Accounts payable	127,109	95,971
Accrued and other current liabilities	309,094	278,446
Total current liabilities	447,773	384,379

Long-term debt	385,072	345,705
Other non-current liabilities	264,083	226,139
Total liabilities	1,096,928	956,223

Shareholders’ equity	581,286	630,862
Total liabilities and shareholders’ equity	$1,678,214	$1,587,085

METTLER-TOLEDO INTERNATIONAL INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(amounts in thousands)
(unaudited)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three months ended		Twelve months ended
	December 31,		December 31,
	2007	2006	2007	2006

Cash flow from operating activities:
Net earnings	$63,274	$52,020	$178,507	$157,532
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	7,163	6,752	26,664	26,069
Amortization	2,974	3,005	11,682	11,503
Deferred taxation	28,888	13,959	22,234	7,365
Excess tax benefits from share-based payment arrangements	(4,350)	(3,176)	(9,573)	(11,336)
Share-based compensation	1,956	1,961	8,142	8,239
Other	(47)	230	(703)	(1,001)
Increase in cash resulting from changes in
operating assets and liabilities	(40,727)	(22,901)	(8,736)	(6,805)
Net cash provided by operating activities	59,131	51,850	228,217	191,566

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	2,865	145	6,263	4,181
Purchase of property, plant and equipment	(22,719)	(13,722)	(47,545)	(34,329)
Acquisitions	-	-	(106)	(790)
Net cash used in investing activities	(19,854)	(13,577)	(41,388)	(30,938)

Cash flows from financing activities:
Proceeds from borrowings	27,986	68,116	132,298	119,989
Repayments of borrowings	(7,185)	(84,997)	(102,199)	(234,602)
Proceeds from exercise of stock options	9,687	7,921	21,217	30,453
Excess tax benefits from share-based payment arrangements	4,350	3,176	9,573	11,336
Repurchases of common stock (a)	(70,364)	(78,024)	(324,870)	(264,640)
Net cash used in financing activities	(35,526)	(83,808)	(263,981)	(337,464)

Effect of exchange rate changes on cash and cash equivalents	2,086	1,446	7,105	3,527

Net increase (decrease) in cash and cash equivalents	5,837	(44,089)	(70,047)	(173,309)

Cash and cash equivalents:
Beginning of period	75,385	195,358	151,269	324,578
End of period	$81,222	$151,269	$81,222	$151,269

    Note:
(a)	The twelve months ended December 31, 2007 and 2006 include $5.4 million and $4.2 million, respectively, relating to the settlement of liabilities for shares purchased as of December 31, 2006 and 2005.

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$59,131	$51,850	$228,217	$191,566
Excess tax benefits from share-based payment arrangements	4,350	3,176	9,573	11,336
Proceeds from sale of property, plant and equipment	2,865	145	6,263	4,181
Purchase of property, plant and equipment	(22,719)	(13,722)	(47,545)	(34,329)
Free cash flow	$43,627	$41,449	$196,508	$172,754

METTLER-TOLEDO INTERNATIONAL INC.
OTHER OPERATING STATISTICS

LOCAL CURRENCY SALES GROWTH BY DESTINATION

	Europe	Americas	Asia/RoW	Total

Three Months Ended December 31, 2007	7%	4%	20%	8%

Twelve Months Ended December 31, 2007	6%	6%	16%	8%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

	Three months ended					Twelve months ended
	December 31,					December 31,
	2007		2006		% Growth	2007		2006		% Growth

EPS as reported, diluted	$1.72		$1.31		31%	$4.70		$3.86		22%

Discrete tax items	-		-			(0.03)	(a)	(0.20)	(b)
Purchased intangible amortization	0.01	(c)	0.02	(c)		0.07	(c)	0.06	(c)

Adjusted EPS, diluted	$1.73		$1.33		30%	$4.74		$3.72		27%

Note:
(a)
Discrete tax items in 2007 pertain to the EPS impact of tax benefits related to the favorable resolution of certain tax matters and other adjustments related to prior years of $3.4 million partially offset by a charge of $2.3 million primarily related to a tax law change recorded during the third quarter.

(b) Discrete tax items in 2006 pertain to the EPS impact of tax benefits related to a legal reorganization of $2.9 million, net, and a benefit related to a favorable tax law change of $5.1 million.
(c)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.7 million and $0.6 million for the three months ended December 31, 2007 and 2006, respectively and $2.6 million for the twelve months ended December 31, 2007 and 2006.